Exhibit 15.1

Acknowledgment of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Phillips-Van Heusen Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) of Phillips-Van Heusen Corporation of our report dated June 10, 2009 relating to the unaudited condensed consolidated interim financial statements of Phillips-Van Heusen Corporation that are included in its Form 10-Q for the quarter ended May 3, 2009.

New York, NY

June 29, 2009

/s/ Ernst & Young